November 5, 2002

Securities and Exchange Commission

Washington, DC  20549

Dear Sirs:

We have read and agree with the comments in Item 4 of Form 8-K of BizCom U.S.A., Inc. (Commission File Number 000-49812) dated November 1, 2002, insofar as the comments relate to our firm, except for the following:  with regard to the first paragraph, we are not in a position to agree or disagree with the statement that the decision to change accountants was approved by the Board of Directors of BizCom U.S.A., Inc.

Sincerely,

/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.

Certified Public Accountants